EXHIBIT 99.1

ALERIS CORPORATION
2010 EQUITY INCENTIVE PLAN
FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT
__________, 20__

TO:     _______________
FROM:    Aleris Corporation
Re:    Restricted Stock Unit Award
I am pleased to report that you have been granted Restricted Stock Units of Aleris Corporation (the “Company”). Some important information about your Restricted Stock Units is set out in this Award Agreement. The Restricted Stock Units were granted under the Company’s 2010 Equity Incentive Plan (the “Plan”), a copy of which is attached. The Restricted Stock Units are subject in all respects to the terms and conditions of the Plan.
1.    Key Terms.
(a)    The Restricted Stock Units: Your Restricted Stock Units (or “RSUs”) will be credited to a separate account maintained for you on the books of the Company (the “Account”). On any given date, each Restricted Stock Unit will correspond to one Share.
(b)    The RSU Shares: Common stock of the Company, par value $0.01 per share.
(c)    Grant Date: ________; Appointment Date: ________
(d)    Number of Restricted Stock Units: ________
(e)    Vesting: Subject to your continuous service as a member of the Board and the Board of Directors of Aleris International, Inc. (collectively, the “Boards”) from the Appointment Date through each applicable vesting date, your Restricted Stock Units will vest as to ________ of the Restricted Stock Units initially awarded hereunder on each quarterly anniversary of the ________ during the ________ period following the ________, so as to be fully vested on the ________ anniversary of the ________. However, if the stockholders of the Company do not re-elect or re-appoint you to the Boards, or if they remove you from service on the Boards (in either case, despite your willingness to continue to serve) prior to the date the Restricted Stock Units vest, then any unvested Restricted Stock Units shall vest in full upon the date your service on the Board ends.

(f)    Change of Control: If you are serving on the Boards at the time of a Change of Control, your Restricted Stock Units will vest to the extent necessary to make the cumulative percentage of the Restricted Stock Units awarded hereunder that has become vested as of such Change of Control at least equal to the percentage by which the Initial Investors have reduced their combined Common Stock interest in the Company. This percentage will be measured by comparing the number of Shares acquired by the Initial Investors on the Effective Date and still held immediately following the Change of Control to the number of Shares they held as of the Effective Date (to be adjusted for stock splits, stock dividends, and the like). If the Initial Investors’ combined Common Stock interest in the Company is reduced by 75% or more, then your Restricted Stock Units will vest in full. By way of example and for illustration purposes only, if there is a Change of Control when 50% of the Restricted Stock Units are vested and the Initial Investors reduce their combined Common Stock interest in the Company by 70%, then an additional 20% of the Restricted Stock Units shall vest upon the Change of Control, and, subject to Section 11 of the Plan, the remaining 30% of the Restricted Stock Units shall continue to vest in accordance with Section 1(e) hereof.
(g)    Dividend Equivalent Rights: You will have Dividend Equivalent Rights on your Restricted Stock Units. A Dividend Equivalent Right is the right to receive, for each Restricted Stock Unit, a payment equivalent to any dividend or distribution made in respect of the Shares underlying your Restricted Stock Units. If the Dividend Equivalent Right relates to a dividend paid in Shares, such Dividend Equivalent Right will be paid to you by multiplying the number of Restricted Stock Units in your Account on the dividend record date by the number of Shares payable as a dividend on a Share. The payment of a Dividend Equivalent Right with respect to any Restricted Stock Unit will be paid to you (without interest) if and when actual holders of the Shares receive their dividends or distributions.
2.    Settlement. The Restricted Stock Units credited to your Account will be settled by the Company within ten (10) days after they vest (and, upon such settlement, will cease to be credited to your Account). At the time of settlement, the Company will issue you a number of Shares equal to the number of Restricted Stock Units that just vested (such Shares, the “RSU Shares”). The Company will in its sole discretion determine the appropriate manner of dealing with fractional shares, including cancellation without payment. The Company will enter your name as a stockholder of record on the books of the Company with respect to the RSU Shares so issued. As a condition to the settlement of your Restricted Stock Units, the RSU Shares shall be subject to all of the terms of the Stockholders Agreement. By signing below, you will have agreed to become a party to, and be bound by, the Stockholders Agreement on the first day that you acquire any RSU Shares pursuant to this Award Agreement.
3.    Early Termination of the Restricted Stock Units. Except as otherwise set forth in Section 1(e) of this Award Agreement, if your service on the Boards ends for any reason, your unvested Restricted Stock Units shall be forfeited without further consideration. In addition, your Restricted Stock Units will terminate upon any cancellation, termination or expiration implemented by the Committee under Plan Section 11 (adjustments upon certain corporate transactions).
4.    Company Call Right. After your Board service ends, the Company shall have the right, but not the obligation, to purchase any RSU Shares held by you (the “Call Right”). This Call Right may be exercised, in whole or in part, from time to time, by the Company providing written notice to you expressing its intent to exercise its Call Right and establishing a call settlement date of not earlier than six (6) months after you acquired the Shares being called. If the Company exercises the Call Right, as consideration for the RSU Shares purchased by the Company, you will be paid the Fair Market Value of the RSU Shares on the call settlement date.

5.    Restricted Stock Units Subject to Plan and Stockholders Agreement.
(a)    Participant Acknowledgements. By entering into this Award Agreement, you agree and acknowledge that (i) the Restricted Stock Units are subject in all respects to the Plan and that the RSU Shares are subject to the Stockholders Agreement, the terms and provisions of which are each hereby incorporated herein by reference; (ii) the Restricted Stock Units are subject to Plan provisions under which, in certain circumstances, the Committee may terminate your Restricted Stock Units and/or make adjustments to the kind and/or number of shares or property underlying the Restricted Stock Units; and (iii) the Committee has discretion to interpret and administer the Plan and this Award Agreement and its judgments made in accordance with the Plan are final.
(b)    Conflicts. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan and/or the Stockholders Agreement, the term or provision contained in the Plan and/or the Stockholders Agreement shall control. In the event of a conflict between any term or provision contained in the Plan and a term or provision of the Stockholders Agreement, the Committee shall resolve any such conflict in its sole discretion.
(c)    Defined Terms. Capitalized terms not otherwise defined in this Award Agreement have the meanings given such terms in the Plan.
6.    Federal Taxes. Upon the settlement of the Restricted Stock Units in accordance with Section 2 of this Award Agreement, you shall recognize taxable income in respect of the RSU Shares, and the Company shall report such taxable income to the appropriate taxing authorities as it determines to be necessary and appropriate. You should consult your personal tax advisor for more information concerning the tax treatment of your Restricted Stock Units.
We are excited to give you this opportunity to share in our future success. Please indicate your acceptance of the Restricted Stock Units, including the representations set forth above your signature, and that you have read and understand the terms of the Plan and this Award Agreement by signing and returning a copy of this Award Agreement to the address set forth below.

Sincerely,

[Aleris Representative]

Participant Acknowledgements.
By executing this Award Agreement, you acknowledge the following:

(a)    You will become a party to this Award Agreement on the date hereof and, without any further action, the Stockholders Agreement on the first date that you acquire any RSU Shares pursuant to this Award Agreement. Other than the Company, no party to the Stockholders Agreement will have any obligation to you under this Award Agreement.
(b)    You are acquiring the RSU Shares for investment purposes only and not with a view to, or for, distribution, resale or fractionalization thereof, in whole or in part, in each case under circumstances which would require registration thereof under the Securities Act, or any applicable state securities laws.
(c)    You have not been given any oral or written information, representations or assurances by Issuer or any representative thereof in connection with your acquisition of the RSU Shares other than as set forth in this Award Agreement. You are relying on your own business judgment and knowledge concerning the business, financial condition and prospects of the Company in making the decision to acquire the RSU Shares. You acknowledge that no person or entity has been authorized to give any information or to make any representation relating to the RSU Shares or the Company, other than as contained in this Agreement and, if given or made, information received from any person and any representation, other than as aforesaid, must not be relied upon as having been authorized by Issuer or any person acting on its behalf.
(d)    You are an “accredited investor” as described in Rule 501(a) of Regulation D under the Securities Act.
(e)    You have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the acquisition of the RSU Shares and the capacity to protect your own interests in connection with such acquisition.
(f)    You acknowledge that the RSU Shares have not been registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act or any applicable state securities laws or an exemption from such registration is available and that there are substantial restrictions on the transferability of such securities under the Stockholders Agreement and that transfers of the RSU Shares may be further restricted by applicable state and non-U.S. securities laws.
(g)    You and your advisors, if any, have been afforded the opportunity to examine all documents related to and, if applicable, executed in connection with the transactions contemplated hereby, which you or your advisors, if any, have requested to examine.
Agreed to and Accepted:

[Participant]

ALERIS CORPORATION
2010 EQUITY INCENTIVE PLAN

FORM OF AMENDMENT 1 TO THE
RESTRICTED STOCK UNIT AWARD AGREEMENT

_________________, 20__
TO:    ______________

FROM:    Aleris Corporation
Re:     Amendment 1 to Restricted Stock Unit Award Agreement
You were granted Restricted Stock Units of Aleris Corporation (the “Company”) pursuant to an Award Agreement issued under the Company’s 2010 Equity Incentive Plan (the “Plan”).
In light of the Company becoming a public company, we have amended, restated and renamed the Plan as the 2011 Equity Incentive Plan and we have mutually agreed to amend the terms of your Award Agreement, effective immediately prior to the effectiveness of an initial public offering pursuant to the Form S-1 filed with the Securities and Exchange Commission on April 26, 2011, as amended, of the Company (the “IPO), as follows:

I.	Section 2. Settlement. The last two sentences of Section 2 will be deleted.

II.	Section 3. Early Termination of the Restricted Stock Units. The reference to Plan Section 11 is amended to Plan Section 12.

III.	Section 4. Company Call Right. Section 4 is deleted.

IV.
Section 5. Restricted Stock Units Subject to Plan and Stockholders Agreement. Section 5 is amended to change the heading to read Restricted Stock Units Subject to Plan and to amend Section 5 (a) and (b) to read as follows:

(a)
Participant Acknowledgements. By entering into this Award Agreement, you agree and acknowledge that (i) the Restricted Stock Units are subject in all respects to the Plan; (ii) the Restricted Stock Units are subject to Plan provisions under which, in certain circumstances, the Committee may terminate your Restricted Stock Units and/or make adjustments to the kind and/or number of shares or property underlying the Restricted Stock Units; and (iii) the Committee has discretion to interpret and administer the Plan and this Award Agreement and its judgments made in accordance with the Plan are final.

(b)	Conflicts. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the term or provision contained in the Plan shall control.

V.	Sections (a) and (f) of the Participant Acknowledgments are deleted.

VI.	Effective Date of this Amendment. This Amendment 1 is effective immediately prior to the effectiveness of the IPO.

VII.
Continued Terms of Restricted Stock Units. Except as otherwise amended in this Agreement, your restricted stock units remain subject in all respects to the terms and conditions of the Award Agreement and the 2011 Equity Incentive Plan and you acknowledge that a copy of the 2011 Equity Incentive Plan has been provided to you.

Please indicate your acceptance of this Amendment to the Award Agreement with respect to your Restricted Stock Units by signing and returning a copy of this Amendment as soon as practicable.
Sincerely,

[Aleris Representative]

Agreed to and Accepted:

[Participant]